Integon Corporation
Winston-Salem, NC 27152

Analysts' Contact:
Gay Huntsman (910) 770-3074

Media Contact:
Turner Coley (910) 760-3000


Integon Corporation Announces Second Quarter 1996 Results

WINSTON-SALEM, NC, JULY 25, 1996 -- Integon Corporation (NYSE:IN) announced today results for the second quarter ended June 30, 1996. The Company's GAAP combined ratio was 94.9 percent for the quarter, which produced operating earnings per share of 45 cents, an increase of 18.4 percent over the same quarter in 1995. Also, net premiums written increased 29.0 percent during the quarter.

Financial Summary Table
(In Thousands Except Per Share Data)
(Unaudited)

                                                            Three Months Ended
                                                            6/30/96      6/30/95

Net Premiums Written                                      $ 197,811    $ 153,387
Total Revenues                                              191,276      152,201
Operating Earnings                                            8,854        7,525
Net Realized Investment Gains (Losses)                         (557)       1,595
Net Income                                                    8,297        9,120
Earnings Per Share (fully diluted)
    Operating Earnings                                          .45          .38
    Net Realized Investment Gains (Losses)                     (.03)         .08
    Net Income                                                  .42          .46
Weighted Average Shares Outstanding                          19,654       19,473

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Integon Corporation

         Commenting on the Company's performance, Integon's President and Chief Executive Officer James T. Lambie said, "The second quarter was a very good quarter for Integon with a GAAP combined ratio of 94.9 percent, which is slightly lower than the 95.0 percent combined ratio of the second quarter 1995 and markedly lower than the 100.4 percent of the first quarter of 1996." As previously reported, extreme weather conditions in many of Integon's markets during January and February 1996 had a significant negative impact on first quarter performance. Integon has established a long-term goal of maintaining the combined ratio below 96 percent.

         The 29 percent growth in net premiums written during the second quarter reflects increased writings in substantially all markets in which Integon sells nonstandard auto insurance. Additionally, premiums from the sale of specialty automobile insurance, which includes business auto and motorcycle products, increased 79.6 percent to $12.5 million during the quarter.

         "Our strategy is growth at a pace that we can manage profitably. We continue to increase market share in existing profitable markets while entering new markets where we expect to be profitable within two years. In July, we entered Wisconsin's nonstandard auto insurance market, and expect to be doing business in Oregon in August, expanding our market to 28 states which comprise approximately 74 percent of the U.S. nonstandard auto market. We monitor our markets to ensure adequate levels of profitability while working toward a long-term growth goal of net premiums written in the 20 percent range. Continued investment in automation and technology and emphasis on top-quality claims service through in-house adjusters should enable Integon to continue to gain market share in this highly attractive market while operating at a combined ratio in the mid-90's," Mr. Lambie said.

         For the six months ended June 30, 1996, operating earnings totaled $10.9 million, compared to $14.3 million for the first half of 1995. Operating earnings per share for the period were 51 cents, compared to 73 cents for the 1995 period. Net income for the


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Integon Corporation

period was $11.7 million, compared to $13.5 million in 1995. There were net realized investment gains of $793,000 for the six months ended June 30, 1996, compared to a gain of $1.9 million in the 1995 period. Additionally, an extraordinary loss of $2.6 million, primarily due to the settlement of litigation, is reflected in the 1995 year-to-date results.

         Revenues for the 1996 six-month period totaled $370.1 million, compared to $294.9 million a year ago. Net premiums written were $392.1 million for the first six months of 1996 and $294.6 million for the same period in 1995.

         Integon Corporation, through its wholly owned property and casualty insurance subsidiaries, specializes in the underwriting and marketing of nonstandard and other specialty automobile insurance products to individuals. The Company, headquartered in Winston-Salem, North Carolina, markets its products through more than 12,500 independent agencies in 27 states.

         Please note that statements in this press release concerning future profit levels, market share, and combined ratio look forward in time and involve risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward looking statements: claims frequency, claims severity, severe adverse weather conditions, the cost of automobile repair, economic activity, competitive pricing, and the regulatory environment in which the Company operates.

         Financial tables follow.

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Integon Corporation

                      INTEGON CORPORATION AND SUBSIDIARIES
                            STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)
                                                           Three Months Ended                     Six Months Ended
                                                           ---------------------                 -------------------
                                                             6/30/96    6/30/95     Change         6/30/96   6/30/95     Change
                                                           ---------  ---------   ---------      ---------   -------     -------
Direct premiums written                                    $ 229,262  $ 198,750     15.4%        $ 458,926  $ 398,080      15.3%
                                                           =========  =========                  =========   =========

Net premiums written                                       $ 197,811  $ 153,387     29.0%        $ 392,073  $ 294,562      33.1%
   Change in unearned premium                                (17,571)   (16,321)    -7.7%          (47,018)   (27,954)    -68.2%
                                                           ---------  ---------                  ---------   ---------
Premiums earned                                              180,240    137,066     31.5%          345,055    266,608      29.4%
Net investment income                                          7,858      7,362      6.7%           15,611     14,762       5.8%
Net realized investment gains (losses)                          (857)     2,453   -134.9%            1,220      2,923     -58.3%
Other income                                                   4,035      5,320    -24.2%            8,210     10,563     -22.3%
                                                           ---------  ---------                  ---------   ---------
   TOTAL REVENUES                                            191,276    152,201     25.7%          370,096    294,856      25.5%
                                                           ---------  ---------                  ---------   ---------

Loss and loss adjustment expenses                            134,032     99,847     34.2%          264,590    193,976      36.4%
Policy acquisition and other underwriting expenses            37,094     30,446     21.8%           72,065     59,430      21.3%
Other expenses                                                 3,322      3,854    -13.8%            7,371      9,384     -21.5%
Amortization of goodwill                                         770        776     -0.8%            1,539      1,547      -0.5%
Interest expense                                               3,724      3,757     -0.9%            7,355      7,324       0.4%
                                                           ---------  ---------                  ---------   ---------
   TOTAL EXPENSES                                            178,942    138,680     29.0%          352,920    271,661      29.9%
                                                           ---------  ---------                  ---------   ---------
INCOME FROM OPERATIONS BEFORE FEDERAL INCOME
   TAXES AND EXTRAORDINARY ITEMS                              12,334     13,521     -8.8%           17,176     23,195     -25.9%
Federal income taxes                                           4,037      4,401     -8.3%            5,494      7,031     -21.9%
                                                           ---------  ---------                  ---------   ---------
Income from operations before extraordinary items              8,297      9,120     -9.0%           11,682     16,164     -27.7%
Extraordinary items (net of taxes) (1)                           --         --       0.0%             --       (2,624)    100.0%
                                                           ---------  ---------                  ---------   ---------
NET INCOME                                                     8,297      9,120     -9.0%           11,682     13,540     -13.7%
Preferred dividends                                            1,392      1,392      0.0%            2,785      2,785       0.0%
                                                           ---------  ---------                  ---------   ---------
Net income available to common stockholders                $   6,905  $   7,728    -10.6%        $   8,897  $  10,755     -17.3%
                                                           =========  =========                  =========   =========
Operating earnings                                         $   8,854  $   7,525     17.7%        $  10,889  $  14,264     -23.7%
Net realized investment gains (losses) (net of taxes)           (557)     1,595   -134.9%              793      1,900     -58.3%
Extraordinary items (net of taxes) (1)                           --         --       0.0%              --      (2,624)    100.0%
                                                           ---------  ---------                  ---------   ---------
Net income                                                 $   8,297  $   9,120     -9.0%        $  11,682  $  13,540     -13.7%
                                                           =========  =========                  =========   =========
PER SHARE:
Primary
  Operating earnings                                       $    0.47  $    0.39     20.5%        $    0.51  $    0.73     -30.1%
  Net realized investment gains (losses) (net of taxes)        (0.03)      0.10   -130.0%             0.05       0.12     -58.3%
  Extraordinary items (net of taxes) (1)                          --         --      0.0%               --      (0.17)    100.0%
                                                           ---------  ---------                  ---------   ---------
  Net income                                               $    0.44  $    0.49    -10.2%        $    0.56  $    0.68     -17.6%
                                                           =========  =========                  =========   =========
Fully diluted
  Operating earnings                                       $    0.45  $    0.38     18.4%        $    0.51  $    0.73     -30.1%
  Net realized investment gains (losses) (net of taxes)        (0.03)      0.08   -137.5%             0.05       0.09     -44.4%
  Extraordinary items (net of taxes) (1)                          --        --       0.0%               --      (0.13)    100.0%
                                                           ---------  ---------                  ---------   ---------
  Net income                                               $    0.42  $    0.46     -8.7%        $    0.56  $    0.69     -18.8%
                                                           =========  =========                  =========   =========
Weighted average shares outstanding
  Primary                                                     15,815     15,700                     15,863    15,698
                                                           =========  =========                  =========   =========
  Fully diluted                                               19,654     19,473                     15,863    19,471
                                                           =========  =========                  =========   =========
(1)  Litigation Settlement - pretax                        $     --        --                    $    --    $ ($3,800)

Reduction of Other Obligation - Affiliate - pretax               --        --                         --          900
                                                           ---------  ---------                  ---------   ---------
                                                           $     --        --                    $     --      $2,900)
                                                           =========  =========                  =========   =========

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Integon Corporation

                                     INTEGON CORPORATION AND SUBSIDIARIES
                                                BALANCE SHEETS
                                     (In Thousands, Except Per Share Data)
                                                 (Unaudited)

                                                               6/30/96       12/31/95
ASSETS                                                        ---------      ---------
Fixed maturities available for sale
   (amortized cost:  $489,815 and $469,219)                   $   483,583  $   481,944
Other long-term investments                                         2,582        2,114
Cash and short-term investments                                    37,806       21,046
Reinsurance receivable                                            183,835      199,826
Premiums due and uncollected                                      236,310      199,087
Prepaid reinsurance premiums                                       53,049       56,726
Accounts and notes receivable                                      30,495       28,277
Accrued investment income                                           7,482        7,683
Deferred policy acquisition costs                                  55,109       46,413
Property and equipment                                             66,199       65,247
Goodwill                                                          109,266      110,976
Deferred loan costs                                                 2,001        2,195
Deferred income taxes                                              19,557       12,934
Other                                                               9,012        7,211
                                                              ===========  ===========
   Total assets                                               $ 1,296,286  $ 1,241,679
                                                              ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Unearned premiums                                             $   349,252  $   305,911
Loss and LAE payable                                              429,057      416,740
Accrued expenses and other liabilities                            117,216      117,374
Short-term debt                                                    21,000       16,000
Notes payable                                                     150,743      150,807
                                                              -----------  -----------
   Total liabilities                                            1,067,268    1,006,832
                                                              -----------  -----------

STOCKHOLDERS' EQUITY
Convertible preferred stock                                            14           14
Common stock                                                          173          173
Additional paid-in capital                                        147,744      147,296
Net unrealized appreciation (depreciation) of securities           (4,055)       8,288
Retained earnings                                                 122,963      116,897
Treasury stock                                                    (37,821)     (37,821)
                                                              -----------  -----------
   Total stockholders' equity                                     229,018      234,847
                                                              -----------  -----------

   Total liabilities and stockholders' equity                 $ 1,296,286  $ 1,241,679
                                                              ===========  ===========

Book value per share                                          $     10.19  $     10.58
Common shares outstanding                                          15,732       15,705



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Integon Corporation

                                    INTEGON CORPORATION AND SUBSIDIARIES
                                            STATISTICAL SUPPLEMENT
                                            (In Thousands, Except Ratios)
                                                    (Unaudited)

                                      Three Months Ended                          Six Months Ended
                                    ----------------------    ----------        ----------------------  ---------
                                     6/30/96       6/30/95      Change            6/30/96      6/30/95   Change
                                    --------      --------    ----------        ----------  ----------  ---------
NET PREMIUMS WRITTEN
   Nonstandard  automobile          $178,855      $140,533        27.3%         $  355,661  $  269,676    31.9%
   Preferred automobile                6,123         5,863         4.4%             12,591      12,091     4.1%
   Specialty automobile               12,496         6,958        79.6%             23,484      12,528    87.5%
   Other                                 337            33       921.2%                337         267    26.2%
                                    ----------    ----------                    ----------  ----------
   Total                            $197,811      $153,387        29.0%         $  392,073  $  294,562    33.1%
                                    ==========    ==========                    ==========  ==========


GAAP
   Loss ratio                          74.3%         72.8%        1.5% pts.          76.7        72.8      3.9%
   Expense ratio                       20.6%         22.2%       -1.6% pts.          20.9        22.3     -1.4%
                                    ----------    ----------                    ----------  ----------
   Combined ratio                      94.9%         95.0%       -0.1% pts.          97.6        95.1      2.5%
                                    ==========    ==========                    ==========  ==========

STATUTORY (1)
   Loss ratio                          74.3%         73.0%        1.3% pts.          75.5        72.5      3.0%
   Expense ratio                       20.1%         21.9%       -1.8% pts.          21.5        22.0     -0.5%
                                    ----------    ----------                    ----------  ----------
   Combined ratio                      94.4%         94.9%       -0.5% pts.          97.0        94.5      2.5%
                                    ==========    ==========                    ==========  ==========


(1) The statutory combined ratio for the six months ended June 30, 1996 reflects the cumulative effect of a change in statutory accounting method that reclassed the deferral of a ceding expense allowance from loss reserves to other liabilities in the first quarter. The year-to-date impact is a reduction in the loss ratio of 1.3% points and an increase in the expense ratio of 1.1% points.